                                                                       EXHIBIT A



                                 [Face of Note]
--------------------------------------------------------------------------------
FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE ALLOCATED TO THE NOTE IS $961.85, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $38.15, THE ISSUE DATE IS NOVEMBER 17, 1999 AND THE YIELD TO MATURITY IS 13.46% PER ANNUM.

                                                         CUSIP/CINS ____________

                   12 3/4% Senior Subordinated Notes due 2009

No. 1                                                               $152,000,000

                                 WRC MEDIA INC.
                            WEEKLY READER CORPORATION
                            JLC LEARNING CORPORATION

promises to pay to Cede & Co. or registered assigns, the principal sum of One Hundred Fifty Two Million Dollars on November 15, 2009. Interest Payment Dates: May 15 and November 15
Record Dates:  May 1 and November 1
Dated:  November 17, 1999

                                       WRC MEDIA INC.

                                       By:
                                          --------------------------------------
                                           Name:
                                           Title:

                                       WEEKLY READER CORPORATION

                                       By:
                                          --------------------------------------
                                           Name:
                                           Title:

                                       JLC LEARNING CORPORATION

                                       By:
                                          --------------------------------------
                                           Name:
                                           Title:


This is one of the Notes referred to
in the within-mentioned Indenture:

BANKERS TRUST COMPANY
 as Trustee

By:
   --------------------------
    Authorized Signatory

--------------------------------------------------------------------------------

                                 [Back of Note]
                   12 3/4% Senior Subordinated Notes due 2009

[INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

[INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. WRC Media Inc, a Delaware corporation (the "Company"), Weekly Reader Corporation, a Delaware corporation, and JLC Learning Corporation, a Delaware corporation (collectively, the "Issuers"), promise to pay interest on the principal amount of this Note at 12 3/4% per annum from November 17, 1999 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Issuers will pay interest and Liquidated Damages semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be May 15, 2000. Interest will be computed on the basis of a 360 day year of twelve 30 day months.

         2. METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and PROVIDED that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, Bankers Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Restricted Subsidiaries may act in any such capacity.

         4. INDENTURE. The Issuers issued the Notes under an Indenture dated as of November 17, 1999 ("Indenture") among the Issuers, the Note Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Issuers limited to $250.0 million in aggregate principal amount, plus amounts, if any, issued to pay Liquidated Damages on outstanding Notes as set forth in Paragraph 2 hereof.

         5.   OPTIONAL REDEMPTION.

         (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Issuers shall not have the option to redeem the Notes prior to November 15, 2004. Thereafter, the Issuers shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:


         Year                                            Percentage
         ----                                            ----------
         2004............................................ 106.375%
         2005............................................ 104.250%
         2006............................................ 102.125%
         2007 and thereafter............................. 100.000%


         (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to November 15, 2002, the Issuers may on one or more occasions redeem Notes with the net proceeds of one or more Equity Offerings at a redemption price equal to 112.75% of the aggregate principal amount thereof; PROVIDED that at least 65% in aggregate principal amount of the Notes (calculated giving effect to the issuance of Additional Notes) issued under the Indenture remain outstanding immediately after the occurrence of such redemption and that such redemption occurs within 45 days of the date of the closing of such Equity Offering.

         6.   MANDATORY REDEMPTION.

         Except as set forth in paragraph 7 below, the Issuers shall not be required to make mandatory redemption payments with respect to the Notes.

         7.   REPURCHASE AT OPTION HOLDER.

         (a) If there is a Change of Control, the Issuers shall be required (unless the Issuers have given notice of redemption of the Notes pursuant to Section 3.07 of the Indenture) to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issues shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

         (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $10 million, the Issuers shall commence an offer to all Holders of Notes (as "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a PRO RATA basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

         8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Note Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers' or Note Guarantors' obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Note Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes.

         12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages on the Notes;
(ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company or any of its Subsidiaries for 30 days after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class; to comply with Section 4.07, 4.09, 4.10 or 5.01 of the Indenture; (iv) failure by the Company for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class to comply with certain other agreements in the Indenture or the Notes; (v) default under certain other agreements relating to Indebtedness of the Company or any of its Restricted Subsidiaries which default is caused by a failure to pay any such Indebtedness at its stated, final maturity (giving effect to any grace periods) or results in the acceleration of such Indebtedness prior to its stated, final maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Issuers or any of their Significant Subsidiaries; and (viii) except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Note Guarantor or any Person acting on its behalf shall deny or disaffirm its obligations under such Note Guarantor's Note Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. PROVIDED, that so long as any Indebtedness permitted to be incurred pursuant to the Credit Agreement shall be outstanding, such acceleration shall not be effective until the earlier of: (1) an acceleration of any such Indebtedness under the Credit Agreement; or (2) five Business Days after receipt by the Issuers and the administrative agent under the Credit Agreement of written notice of that acceleration. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the

Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest of Liquidated Damages) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, or Liquidated Damages or premium, if any, on the Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required within five Business Days of becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or any Note Guarantor, and may otherwise deal with the Issuers or the Note Guarantors, as if it were not the Trustee.

         14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Issuer or any Note Guarantor, as such, shall not have any liability for any obligations of the Issuers under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT
(= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A
(= Uniform Gifts to Minors Act).

         17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of November 17, 1999, between the Issuers and the parties named on the signature pages thereof (the "Registration Rights Agreement").

         18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

WRC Media Inc.
Weekly Reader Corporation
JLC Learning Corporation
1 Rockefeller Plaza, 32nd Floor
New York, New York 10020
Attention:  Chief Executive Officer

                                 Assignment Form

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                             ----------------------------------
                                              (Insert assignee's legal name)


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:
     ------------------------

      Your Signature:
                     ----------------------------------------------------------
                    (Sign exactly as your name appears on the face of this Note)


Signature Guarantee*:
                     -------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       Option of Holder to Elect Purchase

         If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                 /_/ Section 4.10       /_/ Section 4.15

         If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:


                                $
                                 ---------------

Date:
     -----------------------


      Your Signature:
                     ----------------------------------------------------------
                    (Sign exactly as your name appears on the face of this Note)

                    Tax Identification No.:
                                           ------------------------------------


Signature Guarantee*:
                     --------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:



                                                                              Principal Amount
                          Amount of decrease in    Amount of increase in    of this Global Note         Signature of
                            Principal Amount         Principal Amount          following such       authorized officer of
                                   of                 at maturity of              decrease             Trustee or Note
    Date of Exchange        this Global Note         this Global Note          (or increase)              Custodian
    ----------------        ----------------         ----------------          -------------              ---------










*    THIS SCHEDULE SHOULD BE INCLUDED ONLY IF THE NOTE IS ISSUED IN GLOBAL FORM.